Exhibit 99.2
TREEHOUSE FOODS, INC.
SEGMENT REALIGNMENT - NET SALES
QUARTERLY 2018
(In millions)

	Q1	Q2	Q3	Q4	2018
	(Unaudited)
Net sales to external customers - as previously reported
Baked Goods	$346.0	$319.1	$332.8	$387.4	$1,385.3
Beverages	249.1	236.4	236.3	286.6	1,008.4
Condiments	315.2	336.1	317.1	284.1	1,252.5
Meals	277.0	246.5	253.7	262.8	1,040.0
Snacks	293.9	317.7	254.1	260.2	1,125.9
Total net sales	$1,481.2	$1,455.8	$1,394.0	$1,481.1	$5,812.1

Net sales to external customers - as recast
Baked Goods	$455.4	$426.6	$443.5	$490.2	$1,815.7
Beverages	249.1	236.4	236.3	286.6	1,008.4
Meal Solutions	523.3	518.5	504.5	481.7	2,028.0
Snacks	253.4	274.3	209.7	222.6	960.0
Total net sales	$1,481.2	$1,455.8	$1,394.0	$1,481.1	$5,812.1

TREEHOUSE FOODS, INC.
SEGMENT REALIGNMENT - OPERATING INCOME (LOSS)
QUARTERLY 2018
(In millions)

	Q1	Q2	Q3	Q4	2018
	(Unaudited)
Operating income (loss) - as previously reported
Baked Goods	$28.0	$30.7	$35.2	$55.9	$149.8
Beverages	39.4	45.8	44.1	51.0	180.3
Condiments	27.2	36.2	49.4	35.7	148.5
Meals	29.9	28.4	29.8	37.8	125.9
Snacks	6.7	4.4	(3.8)	(5.0)	2.3
Total segment direct operating income	131.2	145.5	154.7	175.4	606.8
Unallocated operating expenses	139.9	142.3	123.8	132.9	538.9
Operating income (loss)	$(8.7)	$3.2	$30.9	$42.5	$67.9

Operating income (loss) - as recast
Baked Goods	$28.0	$37.3	$37.3	$57.2	$159.8
Beverages	39.4	45.8	44.1	51.0	180.3
Meal Solutions	56.2	58.0	74.0	69.3	257.5
Snacks	7.6	4.4	(0.7)	(2.1)	9.2
Total segment direct operating income	131.2	145.5	154.7	175.4	606.8
Unallocated operating expenses	139.9	142.3	123.8	132.9	538.9
Operating income (loss)	$(8.7)	$3.2	$30.9	$42.5	$67.9

TREEHOUSE FOODS, INC.
SEGMENT REALIGNMENT - NET SALES
QUARTERLY 2017
(In millions)

	Q1	Q2	Q3	Q4	2017
	(Unaudited)
Net sales to external customers - as previously reported
Baked Goods	$341.1	$324.3	$351.2	$387.3	$1,403.9
Beverages	268.0	246.2	244.9	314.3	1,073.4
Condiments	310.1	344.9	333.8	311.8	1,300.6
Meals	324.0	288.4	284.6	292.2	1,189.2
Snacks	290.6	317.0	332.6	394.3	1,334.5
Unallocated	2.4	1.4	1.7	—	5.5
Total net sales	$1,536.2	$1,522.2	$1,548.8	$1,699.9	$6,307.1

Net sales to external customers - as recast
Baked Goods	$462.4	$444.3	$471.4	$498.2	$1,876.3
Beverages	268.0	246.2	244.9	314.3	1,073.4
Meal Solutions	557.1	559.2	543.1	534.6	2,194.0
Snacks	246.3	271.1	287.7	352.8	1,157.9
Unallocated	2.4	1.4	1.7	—	5.5
Total net sales	$1,536.2	$1,522.2	$1,548.8	$1,699.9	$6,307.1

TREEHOUSE FOODS, INC.
SEGMENT REALIGNMENT - OPERATING INCOME (LOSS)
QUARTERLY 2017
(In millions)

	Q1	Q2	Q3	Q4	2017
	(Unaudited)
Operating income (loss) - as previously reported
Baked Goods	$41.9	$32.5	$46.9	$54.2	$175.5
Beverages	58.7	60.3	51.7	56.2	226.9
Condiments	31.7	36.0	34.4	34.4	136.5
Meals	34.0	33.8	32.1	37.4	137.3
Snacks	12.5	10.1	1.8	1.1	25.5
Total segment direct operating income	178.8	172.7	166.9	183.3	701.7
Unallocated operating expenses	111.5	196.5	109.3	697.2	1,114.5
Operating income (loss)	$67.3	$(23.8)	$57.6	$(513.9)	$(412.8)

Operating income (loss) - as recast
Baked Goods	$48.4	$40.9	$52.5	$60.0	$201.8
Beverages	58.7	60.3	51.7	56.2	226.9
Meal Solutions	59.3	62.7	61.4	66.6	250.0
Snacks	12.4	8.8	1.3	0.5	23.0
Total segment direct operating income	178.8	172.7	166.9	183.3	701.7
Unallocated operating expenses	111.5	196.5	109.3	697.2	1,114.5
Operating income (loss)	$67.3	$(23.8)	$57.6	$(513.9)	$(412.8)